Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Elite Education Group International Limited (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended September 30, 2021 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

ELITE EDUCATION GROUP INTERNATIONAL LIMITED

December 30, 2021	By:	/s/ Zhang Jianbo
Name: Zhang Jianbo
Title: Chief Executive Officer (Principal Executive Officer)

December 30, 2021	By:	/s/ Zhenyu Wu
Name: Zhenyu Wu
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)